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                                                                   EXHIBIT 10.74

                                                        AT&T Capital Corporation
                                                        Suite 450
                                                        5613 D.T.C. Parkway
                                                        Englewood, CO  80111
                                                        1-800 525-3343
                                                        303 741-4144
                                                        FAX 303 220-8336


December 9, 1994

Mr. John Adams
Executive Vice President
Big O Tires Inc.
11755 E. Peakview Ave.
Englewood, CO 801 11

Dear Mr. Adams:

AT&T Capital is pleased to advise you that the existing lines of credit for Big O Tires Inc. (aggregate financing up to $11,750,000) have been extended through 12-31-95. The terms and conditions of these credit facilities (more fully described in the attached copies of commitment letters dated 2/16/94) remain in full force and effect with the following additions:

1) At Big O Tires Inc.'s option, any remaining availability under the equipment line of credit of $2,000,000 may be used to finance real estate, subject to the terms and conditions of the real estate commitment.

2) When advances under the line are subsequently paid out by a Big O Tires franchisee, and where Big O Tires Inc has no further financial obligation to AT&T Capital relating to said loan, the availability under the line will then increase by the amount repaid. Outstandings under the line shall include all existing loans and any other obligations to AT&T Capital where Big O Tires Inc. is directly or contingently liable.

If the above reflects our mutual understanding, please acknowledge where indicated below.

Sincerely,

AT&T CAPITAL CORPORATION


/s/ Janet Rogers
--------------------
Janet Rogers
Credit Manager



                         ACKNOWLEDGED AND ACCEPTED:


                         By:  /s/ John B. Adams
                         Title:  Executive Vice President
                         Date:  12/9/94